                                   EXHIBIT 2.1

              Certificate of Amendment of Articles of Incorporation
                   of e-World Security, Inc. changing name to
                              "COM-GUARD.COM, INC.

3393CD
------

                             CERTIFICATE OF AMENDMENT

          FILED                        OF
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE   ARTICLES OF INCORPORATION
     STATE OF NEVADA
                                       OF
       APR 16 1999
      No. C23592-98           e-WORLD SECURITY, INC.

    /s/ Dean Heller
  DEAN HELLER, SECRETARY
        OF STATE


    The undersigned, EDWARD W. SAVARESE does hereby certify as follows:

    1. I am the sole member of the board of directors of e-WORLD SECURITY, INC., a Nevada corporation.

    2. The original Articles of Incorporation of e-WORLD SECURITY, INC. were filed with the Secretary of State of Nevada on October 7, 1998.

    3. As of the date of this certificate, no stock of the corporation has been issued.

    4. I hereby adopt the following amendment to the Articles of Incorporation of the corporation:

         ARTICLE FIRST is hereby amended to read as follows:

              FIRST: The name of the corporation is:

                             COM-GUARD.COM, INC.


                                            /s/ Edward W. Savarese
                                            ----------------------------------
                                            EDWARD W. SAVARESE
                                            Director


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

STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF SAN DIEGO     )

    On April 15th, 1999, personally appeared before me, a Notary Public, EDWARD W. SAVARESE, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.


[SEAL]
                                            /s/ Denise I. Cox
                                            ----------------------------------
                                            Notary Public
(Notary Stamp or Seal)


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